EXHIBIT 99.1

Consolidated Water Acquires Remaining 39% Interest in PERC Water Corporation for $7.8 Million

GEORGE TOWN, Grand Cayman, Cayman Islands, January 9, 2023 -- Consolidated Water Co. Ltd. (NASDAQ Global Select Market: CWCO), a leading developer and operator of advanced water supply and treatment plants, has exercised its option to purchase the remaining 39% equity ownership in its subsidiary, PERC Water Corporation (PERC), for approximately $7.8 million, comprised of $2.44 million in cash and 368,383 shares of common stock valued at approximately $5.36 million.

Headquartered in Fountain Valley, California, PERC is a leading water infrastructure company that designs, builds, and operates water and wastewater infrastructure throughout the Western U.S. As a result of the transaction completed on January 4, 2023, Consolidated Water became the 100% owner of PERC.

PERC generated revenues of approximately $17.8 million in the first nine months of 2022, compared to $13.4 million for the full year of 2021. In the third quarter of 2022, Consolidated Water’s services segment revenue grew by $5.5 million due primarily to PERC’s ongoing construction of an $82 million advanced water treatment plant in Goodyear, Arizona. In October 2022, PERC was awarded an expanded 10-year, $49.2 million contract to operate and maintain two advanced water treatment facilities in Southern California.

“Given PERC’s strong operating performance, revenue growth and profitability, as well as its synergies with other areas of our business and future growth prospects, we believe acquiring the remaining 39% of PERC significantly enhances shareholder value,” stated Consolidated Water’s president and CEO, Rick McTaggart. “Since we acquired a controlling interest in PERC in the fourth quarter of 2019, we have strengthened its capabilities and resources, resulting in financial performance that has exceeded our expectations for this subsidiary.”

“We appreciate the confidence the selling PERC shareholders demonstrated in our company and its bright future by taking a substantial portion of the purchase price in common stock,” added McTaggart. “Completing this transaction supports our plans for expanding PERC’s presence in the Western U.S., a region that urgently needs new fresh water sources due to unprecedented drought conditions.”

Additional details about the transaction will be made available in a Form 8-K on www.sec.gov here as well in the investor section of the company’s website.

About Consolidated Water Co. Ltd.

Consolidated Water Co. Ltd. develops and operates advanced water supply and treatment plants and water distribution systems. The company operates water production facilities in the Cayman Islands, The Bahamas and the British Virgin Islands and operates water treatment facilities in the United States. The company also manufactures and services a wide range of products and provides design, engineering, management, operating and other services applicable to commercial and municipal water production, supply and treatment, and industrial water and wastewater treatment. For more information, visit www.cwco.com.

Cautionary Note Regarding Forward-Looking Statements

This press release includes statements that may constitute "forward-looking" statements, usually containing the words "believe", "estimate", "project", "intend", "expect", "should", "will" or similar expressions. These statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements inherently involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. Factors that would cause or contribute to such differences include, but are not limited to (i) continued acceptance of the company's products and services in the marketplace; (ii) changes in its relationships with the governments of the jurisdictions in which it operates; (iii) the outcome of its negotiations with the Cayman government regarding a new retail license agreement; (iv) the collection of its delinquent accounts receivable in the Bahamas; (v) the possible adverse impact of the COVID-19 virus on the company’s business; and (vi) various other risks, as detailed in the company's periodic report filings with the Securities and Exchange Commission (“SEC”). For more information about risks and uncertainties associated with the company’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the company’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting the company’s Secretary at the company’s executive offices or at the “Investors – SEC Filings” page of the company’s website at http://ir.cwco.com/docs. Except as otherwise required by law, the company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Company Contact:
David W. Sasnett
Executive Vice President and CFO
Tel (954) 509-8200
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Investor Relations Contact
Ron Both or Grant Stude
CMA
Tel (949) 432-7566
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Media Contact:
Tim Randall
CMA
Tel (949) 432-7572
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